EXHIBIT 31.4

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER PURSUANT TO RULES 13a-14(a)

AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Joel E. Legon, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Comverse Technology, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 5, 2011	By:	/s/ Joel E. Legon
Joel E. Legon
Senior Vice President and Interim Chief Financial Officer (Principal Financial Officer)